Exhibit 99.1

ASX ANNOUNCEMENT

15 January 2025

Partial Exercise of Over-Allotment Option and End of Stabilisation Period

Partial Exercise of the over-allotment option

Anteris Technologies Global Corp. (NASDAQ: AVR, ASX: AVR) (Anteris or the Company) advises that, in connection with its initial public offering in the U.S. which closed on 16 December 2024 (U.S. time), TD Cowen, Barclays and Cantor (the Underwriters’ Representatives) have partially exercised the over-allotment option granted by the Company in respect of 78,481 shares of common stock of the Company (Common Stock) at the purchase price of US$6.00 per share, less underwriting discounts and commissions of $0.42 per share. The portion of the over-allotment option that was not exercised by the Underwriters’ Representatives lapsed on 11 January 2025 (U.S. time). Closing and settlement of the exercised portion of the over-allotment option occurred on 14 January 2025 (U.S. time).

End of Stabilisation Period

The Company refers to the ‘no-action letter’ issued by the Australian Securities and Investments Commission in connection with the Company’s initial public offering in the U.S. (No Action Letter).

In connection with the market stabilisation arrangements regarding the Company’s Common Stock, the Company confirms that TD Cowen (Stabilisation Manager) ceased its market stabilisation activities on 12 January 2025, with the stabilisation period in connection the Company’s initial public offering in the U.S. therefore ceasing on 12 January 2025.

In accordance with the requirements of the No Action Letter, the Company advises that the market stabilisation and related activities undertaken by or on behalf of the Stabilisation Manager during the stabilisation period were as follows:

•	successive purchases of an aggregate of 2,141,519 shares of Common Stock for prices ranging from US$5.14 to US$6.00 on the NASDAQ market during the stabilisation period; and

•	the partial exercise of the over-allotment option by the Underwriters’ Representatives, which closed on 14 January 2025 (U.S. time), in respect of an aggregate of 78,481 shares of Common Stock at the purchase price of US$6.00 per share, less underwriting discounts and commissions of $0.42 per share.

ENDS

860 Blue Gentian Road, Suite 340 Eagan, MN, 55121 United States T: +1 651 493 0606 info.us@anteristech.com	Anteris Technologies Global Corp. BRISBANE | MINNEAPOLIS | GENEVA | MALAGA anteristech.com	Toowong Tower, Level 3, Suite 302 9 Sherwood Road Toowong, QLD 4066 Australia T: +61 1300 550 310 info.au@anteristech.com

About Anteris Technologies Global Corp. (NASDAQ: AVR, ASX: AVR)

Anteris® Technologies Global Corp. (NASDAQ: AVR, ASX: AVR) is a global structural heart company committed to designing, developing, and commercializing cutting-edge medical devices to restore healthy heart function. Founded in Australia, with a significant presence in Minneapolis, USA (a MedTech hub), Anteris is a science-driven company with an experienced team of multidisciplinary professionals delivering restorative solutions to structural heart disease patients.

Anteris’ lead product, the DurAVR® Transcatheter Heart Valve (THV), was designed in partnership with the world’s leading interventional cardiologists and cardiac surgeons to treat aortic stenosis – a potentially life-threatening condition resulting from the narrowing of the aortic valve. The balloon-expandable DurAVR® THV is the first biomimetic valve, which is shaped to mimic the performance of a healthy human aortic valve and aims to replicate normal aortic blood flow.

DurAVR® THV is made using a single piece of molded ADAPT® tissue, Anteris’ patented anti-calcification tissue technology. ADAPT® tissue, which is FDA-cleared, has been used clinically for over 10 years and distributed for use in over 55,000 patients worldwide.

The DurAVR® THV System is comprised of the DurAVR® valve, the ADAPT® tissue, and the balloon-expandable ComASUR® Delivery System.

Authorisation and Additional information

This announcement was authorised by the Board of Directors.

For more information:

Investor Relations	Investor Relations (US)
investors@anteristech.com	Malini Chatterjee, Ph.D.
Anteris Technologies Global Corp.	Managing Director
+61 1300 550 310 | +61 7 3152 3200	Blueprint Life Science Group
+1 917 330 4269

Website	www.anteristech.com
X	@AnterisTech
Facebook	www.facebook.com/anteristech
LinkedIn	https://www.linkedin.com/company/anteristech

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